As filed with the Securities and Exchange Commission on December 6, 2018
Registration No. 333-228212

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3 to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TENAX THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	8731	26-2593535
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(919) 855-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony DiTonno
Chief Executive Officer
Tenax Therapeutics, Inc.
ONE Copley Parkway, Suite 490
Morrisville, NC 27560
 (919) 855-2100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Margaret Rosenfeld Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. Wells Fargo Capitol Center, Suite 2300 150 Fayetteville Street Raleigh, NC 27601 (919) 821-1220	Michael F. Nertney Ellenoff Grossman & Schole, LLP 1345 Avenue of the Americas New York, NY 10105 Tel: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered		Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Units consisting of:
(i)	Series A Convertible Preferred Stock, $0.0001 par value per share (3)	$10,000,000	$1,212
(ii)	Common Stock issuable upon conversion of Series A Convertible Preferred Stock (3) (5)
(iii)	Series 1 Warrants to purchase Common Stock (3) (4)
(iv)	Series 2 Warrants to purchase Common Stock (3) (4)
(v)	Common stock issuable upon exercise of Warrants (3)	$20,000,000	$2,424
Total		$30,000,000	$3,636 (6)

(1)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Act”).
(2)
Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of all securities being registered.
(3)
Pursuant to Rule 416 under the Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(4)
No separate fee is required pursuant to Rule 457(g) under the Act.
(5)
No separate fee is required pursuant to Rule 457(i) under the Act.
(6)
Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

2

 EXPLANATORY NOTE:

We are filing this Amendment No. 3 (this “Amendment”) to our Registration Statement on Form S-1, Registration No. 333-228212, which was originally filed with the Securities and Exchange Commission on November 6, 2018 and has been previously amended by Amendment Nos. 1 and 2 thereto (as so amended, the “Registration Statement”), solely for the purposes of amending Item 16 of Part II of the Registration Statement and to file the exhibits indicated in such Item. No other information in the Registration Statement, including the prospectus that forms a part thereof, is being modified. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the exhibits filed herewith. The prospectus that forms a part of the Registration Statement is unchanged and has therefore been omitted from this filing.

3

Part II
Information Not Required in the Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various estimated expenses in connection with the issuance and distribution of the securities being registered, all of which we will pay, in connection with the issuance and distribution of the securities being registered, other than the underwriting discounts and commissions. All of the amounts shown are estimated except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$3,636
FINRA filing fee	1,700
Printing expenses	10,000
Legal fees and expenses	145,000
Accounting fees and expenses	30,000
Miscellaneous	*
Total	$190,336
 *To be included by amendment.

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our Certificate of Incorporation and Bylaws provide that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware General Corporation Law. In addition, the Certificate of Incorporation provides, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, that our directors will not be liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they (i) violated their duty of loyalty to us or our stockholders, (ii) acted, or failed to act, in good faith, (iii) acted with intentional misconduct, (iv) knowingly or intentionally violated the law, (v) authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or (vi) derived an improper personal benefit from their actions as directors.

Our Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware General Corporation Law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers.

In addition, we have also entered into an indemnification agreement with certain of our directors and officers. The indemnification agreements require us to indemnify and hold harmless and advance expenses to each indemnitee with regards to acts or omissions occurring prior to the time the indemnitee ceases to be an officer and/or director of the Company to the fullest extent provided under our Certificate of Incorporation in effect as of the date of the agreement or to such greater extent as provided in any amendment to our Certificate of Incorporation and to the fullest extent permitted by applicable law in effect as of the date of the agreement or to such greater extent as applicable law may subsequently permit. The rights provided in the indemnification agreements are in addition to the rights provided in our Certificate of Incorporation, Bylaws, and the Delaware General Corporation Law.

The limitations of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our stockholders and us. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.   Exhibits

The following exhibits have been or are being filed herewith and are numbered in accordance with Item 601 of Regulation S-K:

Exhibit No.	Description
1.1	Form of Underwriting Agreement *

2.1	Agreement and Plan of Merger dated April 28, 2008 (1)

2.2	Asset Purchase Agreement by and between Oxygen Biotherapeutics, Inc., Life Newco, Inc., Phyxius Pharma, Inc., and the stockholders of Phyxius Pharma, Inc. dated October 21, 2013 (31)

3.1	Certificate of Incorporation (1)

3.2	Certificate of Amendment of the Certificate of Incorporation (12)

3.3	Certificate of Amendment of the Certificate of Incorporation (28)

3.4	Certificate of Amendment of the Certificate of Incorporation (35)

3.5	Certificate of Amendment of the Certificate of Incorporation (41)

3.6	Third Amended and Restated Bylaws (37)

4.1	Specimen Stock Certificate (17)

4.2	Form of Representative's Warrant to Purchase Shares of Common Stock *

4.3	Form of Certificate of Designation for Series A Preferred Stock (45)

4.4	Form of Warrant to Purchase Shares of Common Stock (45)

4.5	Form of Warrant Agency Agreement *

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P *

10.1	Agreement with Leland C. Clark, Jr., Ph.D. dated November 20, 1992 with amendments, Assignment of Intellectual Property/ Employment (2)

10.2	Agreement between the Registrant and Keith R. Watson, Ph.D. Assignment of Invention (2)

10.3	Children’s Hospital Research Foundation License Agreement dated February 28, 2001 (2)

10.4	Form of Option issued to Executive Officers and Directors (2) +

10.5	Form of Option issued to Employees (2) +

10.6	Form of Option Agreement with Form of Notice of Grant (43) +

10.7	Form of Inducement Stock Option Award (38) +

10.8	Restricted Stock Award Agreement (20) +

10.9	Form of Warrant issued to Unsecured Note Holders 2006-2007 (3)

10.10	Form of Convertible Note – 2008 (4)

10.11	Form of Warrant issued to Convertible Note Holders (4)

10.12	Form of Purchase Agreement – US Purchase (without exhibits, which are included as exhibits 10.16 and 10.17, above) (4)

10.13	Form of Purchase Agreement – Non-US Purchase (without exhibits, which are included as exhibits 10.16 and 10.17, above) (4)

10.14	Form of Purchase Agreement – US Note Exchange (without exhibits, which are included as exhibits 10.16 and 10.17, above) (4)

10.15	Form of Purchase Agreement – Non-US Note Exchange (without exhibits, which are included as exhibits 10.16 and 10.17, above) (4)

10.16	Form of Warrant issued to Financing Consultants (5)

10.17	1999 Amended Stock Plan (amended 2008) (5) +

10.18	Amendment No. 1 to Oxygen Biotherapeutics, Inc. 1999 Amended Stock Plan (36) +

10.19	Amendment No. 2 to Oxygen Biotherapeutics, Inc. 1999 Amended Stock Plan (36) +

10.20	2016 Stock Incentive Plan (39) +

10.21	Employment Agreement with John Kelley dated November 13, 2013 (32) +

10.22	First Amendment to Employment Agreement with John Kelley dated June 18, 2015 (34) +

10.23	Amended and Restated Employment Agreement with Michael B. Jebsen dated May 19, 2011 (18) +

10.24	Second Amended and Restated Employment Agreement with Michael Jebsen dated November 13, 2013 (32) +

10.25	First Amendment to Second Amended and Restated Employment Agreement with Michael Jebsen dated June 18, 2015 (34) +

10.26	Separation and General Release Agreement dated April 7, 2017 between Tenax Therapeutics, Inc. and John Kelley (42) +

10.27	Form of Indemnification Agreement (18) +

10.28	Description of Non-Employee Director Compensation (23) +

10.29	Description of Non-Employee Director Compensation, effective June 15, 2015 (37) +

10.30	Securities Purchase Agreement (including exhibits) between Oxygen Biotherapeutics and Vatea Fund, Segregated Portfolio dated June 8, 2009 (6)

10.31	Amendment no. 1 to the Securities Purchase Agreement between Oxygen Biotherapeutics and Vatea Fund, Segregated Portfolio (9)

10.32	Amendment no. 2 to the Securities Purchase Agreement between Oxygen Biotherapeutics and Vatea Fund, Segregated Portfolio (10)

10.33	Amendment no. 3 to the Securities Purchase Agreement between Oxygen Biotherapeutics and Vatea Fund, Segregated Portfolio (21)

10.34	Form of Exchange Agreement dated July 20, 2009 (7)

10.35	Waiver—Convertible Note (8)

10.36	Amendment—Common Stock Purchase Warrant (8)

10.37	Form of Warrant for May 2010 offering (11)

10.38	Form of Subscription Agreement for May 2010 offering (11)

10.39	Warrant issued to Blaise Group International, Inc. (12)

10.40	Note Purchase Agreement between Oxygen Biotherapeutics and JP SPC 1 Vatea, Segregated Portfolio (13)

10.41	Form of Promissory Note under Note Purchase Agreement between Oxygen Biotherapeutics and JP SPC 1 Vatea, Segregated Portfolio (13)

10.42	First Amendment to Note Purchase Agreement between Oxygen Biotherapeutics and JP SPC 1 Vatea, Segregated Portfolio (15)

10.43	Lease Agreement for North Carolina corporate office (16)

10.44	Task Order between the Company and NextPharma, dated November 15, 2011 (21)

10.45	Form of Convertible Note for July 2011 offering (included in exhibit 10.47)

10.46	Form of Warrant for July 2011 offering (included in exhibit 10.47)

10.47	Form of Convertible Note and Warrant Purchase Agreement for July 2011 offering (19)

10.48	Placement Agency Agreement, dated December 8, 2011, between Oxygen Biotherapeutics, Inc. and William Blair & Company, L.L.C., as placement agent (22)

10.49	Form of Warrant for December 2011 offering (22)

10.50	Form of Securities Purchase Agreement for December 2011 offering (22)

10.51	Form of Amendment Agreement for December 2011 offering (24)

10.52	Form of Lock-up Agreement for December 2011 offering (22)

10.53	Form of Amendment Agreement for December 2011 offering (25)

10.54	Fluoromed Supply Agreement (26)

10.55	Form of Warrant for February 2013 offering (27)

10.56	Placement Agency Agreement, dated February 22, 2013, between Oxygen Biotherapeutics, Inc. and Ladenburg Thalmann & Co. Inc., as placement agent (27)

10.57	Form of Securities Purchase Agreement for February 2013 offering (27)

10.58	Form of Registration Rights Agreement for February 2013 offering (27)

10.59
Form of Warrant Exchange Agreement, dated February 21, 2013, between Oxygen Biotherapeutics, Inc. and certain institutional investors party to the Securities Purchase Agreement for December 2011 Offering (27)

10.60	License and Supply Agreement dated February 5, 2013, between Oxygen Biotherapeutics, Inc. and Valor SA (36)

10.61	Settlement Agreement, dated March 14, 2013, among Oxygen Biotherapeutics, Inc., Tenor Opportunity Master Fund Ltd., Aria Opportunity Fund, Ltd., and Parsoon Opportunity Fund, Ltd. (36)

10.62	Form of Warrant for Series C 8% Convertible Preferred Stock Offering (29)

10.63	Placement Agency Agreement, dated July 21, 2013, between Oxygen Biotherapeutics, Inc. and Ladenburg Thalmann & Co. Inc., as placement agent (29)

10.64	Form of Securities Purchase Agreement for Series C 8% Convertible Preferred Stock Offering (29)

10.65	Lock-Up Agreement, dated August 16, 2013, between Oxygen Biotherapeutics, Inc. and JPS SPC 3 obo OXBT Fund, SP (30)

10.66	Warrant for Series D 8% Convertible Preferred Stock Offering (30)

10.67	Form of February Warrant Amendment (30)

10.68	Form of July Warrant Amendment (30)

10.69	Form of Securities Purchase Agreement for Series D 8% Convertible Preferred Stock Offering (31)

10.70	License Agreement dated September 20, 2013 by and between Phyxius Pharma, Inc. and Orion Corporation (33)

10.71	Amendment to Common Stock Purchase Agreement (33)

10.72	Sales Agreement dated as of February 23, 2015, between Tenax Therapeutics, Inc. and Cowen and Company, LLC (38)

10.73	First Amendment to Lease Agreement for North Carolina corporate office (40)

21.1	Subsidiaries of Tenax Therapeutics, Inc.(38)

23.1	Consent of Independent Registered Public Accounting Firm (45)

23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (contained in Exhibit 5.1)

24.1	Power of Attorney (44)

(1)
These documents were filed as exhibits to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on June 30, 2008, and are incorporated herein by this reference.
(2)
These documents were filed as exhibits to the annual report on Form 10-K filed by Tenax Therapeutics with the SEC on August 13, 2004, and are incorporated herein by this reference.
(3)
These documents were filed as exhibits to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on September 6, 2006, and are incorporated herein by this reference.
(4)
These documents were filed as exhibits to the quarterly report on Form 10-Q filed by Tenax Therapeutics with the SEC on March 21, 2008, and are incorporated herein by this reference.
(5)
These documents were filed as exhibits to the annual report on Form 10-K filed by Tenax Therapeutics with the SEC on August 13, 2008, and are incorporated herein by this reference.
(6)
This document was filed as an exhibit to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on June 8, 2009, and is incorporated herein by this reference.
(7)
This document was filed as an exhibit to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on July 21, 2009, and is incorporated herein by this reference.
(8)
These documents were filed as exhibits to the quarterly report on Form 10-Q filed by Tenax Therapeutics with the SEC on March 19, 2010, and are incorporated herein by this reference.

(9)
This document was filed as an exhibit to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on September 2, 2009, and is incorporated herein by this reference.
(10)
These documents were filed as exhibits to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on April 28, 2010, and are incorporated herein by this reference.
(11)
These documents were filed as exhibits to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on May 4, 2010, and are incorporated herein by this reference.
(12)
These documents were filed as exhibits to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on November 13, 2009, and are incorporated herein by reference.
(13)
These documents were filed as exhibits to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on October 13, 2010, and are incorporated herein by this reference.
(14)
These documents were filed as exhibits to the quarterly report on Form 10-Q filed by Tenax Therapeutics with the SEC on December 9, 2010, and are incorporated herein by this reference.
(15)
This document was filed as an exhibit to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on December 30, 2010, and is incorporated herein by this reference.
(16)
These documents were filed as exhibits to the quarterly report on Form 10-Q filed by Tenax Therapeutics with the SEC on March 21, 2011, and are incorporated herein by this reference.
(17)
These documents were filed as exhibits to the annual report on Form 10-K filed by Tenax Therapeutics with the SEC on July 23, 2010, and are incorporated herein by this reference.
(18)
This document was filed as an exhibit to the annual report on Form 10-K filed by Tenax Therapeutics with the SEC on July 15, 2011, and is incorporated herein by this reference.
(19)
This document was filed as an exhibit to the current report on Form 8-K/A filed by Tenax Therapeutics with the SEC on July 1, 2011, and is incorporated herein by this reference.
(20)
This document was filed as an exhibit to the quarterly report on Form 10-Q filed by Tenax Therapeutics with the SEC on December 15, 2011, and is incorporated herein by this reference.
(21)
These documents were filed as exhibits to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on November 16, 2011, and are incorporated herein by this reference.
(22)
These documents were filed as exhibits to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on December 9, 2011, and are incorporated herein by this reference.
(23)
This document was filed as an exhibit to the quarterly report on Form 10-Q filed by Tenax Therapeutics with the SEC on March 15, 2012, and is incorporated herein by this reference.
(24)
This document was filed as an exhibit to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on June 15, 2012, and is incorporated herein by this reference.
(25)
This document was filed as an exhibit to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on June 15, 2012, and is incorporated herein by reference.
(26)
These documents were filed as exhibits to the annual report on Form 10-K filed by Tenax Therapeutics with the SEC on July 25, 2012, and are incorporated herein by this reference.
(27)
These documents were filed as exhibits to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on February 25, 2013, and are incorporated herein by this reference.
(28)
This document was filed as an exhibit to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on May 15, 2013, and is incorporated herein by this reference.
(29)
These documents were filed as exhibits to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on July 25, 2013, and are incorporated herein by reference.
(30)
These documents were filed as exhibits to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on August 26, 2013, and are incorporated herein by reference.
(31)
This document was filed as an exhibit to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on October 25, 2013, and is incorporated herein by reference.
(32)
These documents were filed as exhibits to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on November 19, 2013, and are incorporated herein by reference
(33)
These documents were filed as exhibits to the quarterly report on Form 10-Q filed by Tenax Therapeutics with the SEC on March 17, 2014, and are incorporated herein by this reference.
(34)
These documents were filed as exhibits to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on June 19, 2015, and are incorporated herein by reference.
(35)
This document was filed as an exhibit to the quarterly report on Form 10-Q filed by Tenax Therapeutics with the SEC on December 15, 2014, and is incorporated herein by this reference.
(36)
These documents were filed as exhibits to the annual report on Form 10-K filed by Tenax Therapeutics with the SEC on July 29, 2014, and are incorporated herein by this reference.
(37)
These documents were filed as exhibits to the quarterly report on Form 10-Q filed by Tenax Therapeutics with the SEC on September 9, 2015, and are incorporated herein by this reference.
(38)
These documents were filed as exhibits to the annual report on Form 10-K filed by Tenax Therapeutics with the SEC on July 14, 2015, and are incorporated herein by this reference.
(39)
This document was filed as an exhibit to the quarterly report on Form 10-Q filed by Tenax Therapeutics with the SEC on August 9, 2016, and is incorporated herein by this reference.
(40)
This document was filed as an exhibit to the transition report on Form 10-KT filed by Tenax Therapeutics with the SEC on March 14, 2016, and is incorporated herein by this reference.
(41)
This document was filed as an exhibit to the current report on Form 8-K filed by Tenax Therapeutics with the SEC on February 23, 2018, and is incorporated herein by this reference.
(42)
This document was filed as an exhibit to the quarterly report on Form 10-Q filed by Tenax Therapeutics with the SEC on August 9, 2017, and is incorporated herein by this reference.
(43)
This document was filed as an exhibit to the annual report on Form 10-K filed by Tenax Therapeutics with the SEC on March 16, 2017, and is incorporated herein by this reference.
(44)
This power of attorney is contained in the signature pages to the registration statement on Form S-1 filed by Tenax Therapeutics with the SEC on November 6, 2018, and is incorporated herein by this reference.
(45)
These documents were filed as exhibits to the amendment to the registration statement on Form S-1/A filed by Tenax Therapeutics with the SEC on December 3, 2018, and are incorporated herein by this reference.
*
Filed herewith.
+
Management contract or compensatory plan or arrangement.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(7) the undersigned registrant hereby undertakes that:

i. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morrisville, State of North Carolina, on December 6, 2018.

TENAX THERAPEUTICS, INC.

By:	/s/ Anthony DiTonno
Anthony DiTonno
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Anthony DiTonno	Chief Executive Officer and Director	December 6, 2018
Anthony DiTonno	(Principal Executive Officer)

/s/ Michael B. Jebsen	President and Chief Financial Officer	December 6, 2018
Michael B. Jebsen	(Principal Financial and Accounting Officer)

/s/ Michael B. Jebsen	Chairman and Director	December 6, 2018
Michael B. Jebsen
Attorney-in-fact
Ronald R. Blanck, DO

/s/ Michael B. Jebsen	Director	December 6, 2018
Michael B. Jebsen
Attorney-in-fact
Gregory Pepin

/s/ Michael B. Jebsen	Director	December 6, 2018
Michael B. Jebsen
Attorney-in-fact
James Mitchum

/s/ Michael B. Jebsen	Director	December 6, 2018
Michael B. Jebsen
Attorney-in-fact
Chris A. Rallis

/s/ Michael B. Jebsen	Director	December 6, 2018
Michael B. Jebsen
Attorney-in-fact
Gerald Proehl